Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 27, 2024, with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting included in the Annual Report of Simpson Manufacturing Co., Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said reports in the Registration Statements of Simpson Manufacturing Co., Inc. on Forms S-3 (File Nos. 333-44603 and 333-102910) and on Forms S-8 (File Nos. 033-90964, 333-37325, 333-40858, 333-97313, 333-97315, 333-173811, 033-85662 and 333-271724).

/s/ Grant Thornton LLP
San Francisco, California
February 27, 2024

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